EXHIBIT 10.3

AMENDMENT NO. 1 TO ASSET SALE AGREEMENT

            This Amendment No. 1 to Asset Sale Agreement  (the “Amendment”) is made and entered into as of December 23, 2004 by and among Tenet MetroWest Healthcare System, Limited Partnership, a Massachusetts limited partnership ("Tenet MW"), Saint Vincent Hospital, L.L.C., a Massachusetts limited liability company ("SVH") and OHM Services, Inc., a Massachusetts nonprofit corporation (“OHM”) (Tenet MW, SVH and OHM are collectively referred to herein as "Seller") and VHS Acquisition Subsidiary Number 7, Inc., a Delaware corporation (“VHS7”) and VHS Acquisition Subsidiary Number 9, Inc., a Delaware corporation (“VHS9”) (VHS7 and VHS9 are collectively referred to herein as "Purchaser").

RECITALS

            A.        Seller and VHS7 have entered into that certain Asset Sale Agreement dated as of October 11, 2004 (the “Agreement”) pursuant to which VHS7 agreed to acquire from Seller the Assets, and to assume from Seller the Assumed Obligations.

            B.         VHS7 desires to acquire only those Assets and assume only those Assumed Obligations which relate to Saint Vincent Hospital (and not those which relate to MetroWest Medical Center).  As a result, VHS7 desires to assign its rights to acquire the Assets which relate to MetroWest Medical Center and delegate VHS7’s duties to assume the Assumed Obligations which relate to MetroWest Medical Center to VH9.

            C.        The parties desire to make VHS9 a party to the Agreement.

            D.        Seller and Purchaser desire to amend the Agreement to address certain matters that have arisen since the Effective Date of the Agreement.

            NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants contained in this Amendment, and for their mutual reliance, the parties hereto agree as follows:

            1.         Defined Terms.  Except to the extent it is specifically indicated to the contrary in this Amendment, defined terms used in this Amendment shall have the same meanings as in the Agreement.

            2.         Parties to the Agreement.  As of the date of this Amendment, Seller and Purchaser agree that VHS9 is hereby a party to the Agreement and all references in the Agreement to the term “Purchaser” shall collectively be a reference to each of VHS7 and VHS9.  Vanguard Health Systems, Inc., by its signature below, does hereby acknowledge and agree that the “Obligations”, as such term is defined in that certain Guaranty of Performance of Vanguard Health Systems, Inc. dated October 11, 2004 shall include, without limitation, the obligations of VHS9 under the Agreement, as amended by this Amendment.

            3.         Effective Time.  The last sentence of Section 1.5 of the Agreement is hereby deleted in its entirety and replaced with the following:

                        “The Closing with respect to each Hospital shall be deemed to have occurred and to be effective as between the parties as of 11:59 p.m. (determined by reference to the local time zone in which the Hospital is located) on the Closing Date (the "Effective Time").”

            4.         Items to be Delivered by Purchaser at Closing.  The phrase “minus Six Hundred Thousand Dollars ($600,000)” is hereby added to Section 1.7.1 of the Agreement immediately after the phrase “the Escrow Amount,”.

            5.         Medicare Provider Numbers.

                        (a)        Section 1.10(z) of the Agreement is hereby deleted in its entirety and replaced with the following:

                                    “(z)       Seller’s current (i) Medicare provider agreements and provider numbers relating to the provision of acute care services or psychiatric services and (ii) Medicaid provider agreements and provider numbers;”

                        (b)        The following Section 1.11(j) is hereby added to the Agreement as follows:

                                    “(j)       obligations arising under the Hospitals’ Medicare provider agreements and provider numbers (other than the Medicare provider agreements and provider numbers described in Section 1.10(z)) arising with respect to events or periods on and after the Effective Time;”

                        (c)        The word “and” is hereby deleted at the end of Section 1.11(h) of the Agreement and the phrase “; and” is hereby inserted at the end of Section 1.11(i) of the Agreement.

            6.         Employee Matters.

                        (a)        The following sentence is hereby inserted immediately following the third sentence of Section 4.9 of the Agreement:

                                    “The distributions described in the immediately preceding sentence shall include, without limitation, distributions of vested employer matching funds in 2005 for the benefit of the Hospitals’ Employees (other than the Retained Management Employees) who are employed by Seller on December 31, 2004 as required by, and in accordance with, the terms of the Tenet 401(k) Retirement Savings Plan.”

                        (b)        Section 9.8 of the Agreement is hereby deleted in its entirety and replaced with the following:

                        “9.8      Employee Transition.  Purchaser acknowledges that Seller will, on the Closing Date, provide each of the Hospitals’ Employees a payroll check (with respect to ordinary wages and salaries) covering all pay periods through the Closing Date, which check will include an amount based upon an estimate of time worked through the Closing Date (the “Estimated Payment Amount”).  Within five (5) business days after the Closing Date, Seller shall deliver to Purchaser a statement (the “Settle-Up Statement”) setting forth, in reasonable detail, (a) the Estimated Payment Amount, if any, for each of the Hospitals’ Employees and (b) for each of the Hospitals’ Employees who are among the Hired Employees the amount of pay, if any, which is due to such Hired Employees based on the actual time worked by each such employee during the applicable payroll cycle ending on the Closing Date, less the Estimated Payment Amount which Seller made to each such employee on the Closing Date (the “Employee Settle-Up Payments”).  No later than the date of the next immediately following payroll for the Hired Employees which occurs after Purchaser’s receipt of the Settle-Up Statement, Purchaser shall include the Employee Settle-Up Payments in the payroll check for each of the applicable Hired Employees; provided, however, if Purchaser receives the Settle-Up Statement too late to make the Employee Settle-Up Payments in the next immediately following payroll after receipt of the Settle-Up Statement, Purchaser shall make the Employee Settle-Up Payments in the next immediately following payroll.  The amount of the Employee Settle-Up Payments shall be included in the Final Balance Sheets delivered pursuant to Section 1.4.  As a result, Seller shall reimburse Purchaser the amount of the Employee Settle-Up Payments in accordance with the post-Closing Cash Purchase Price adjustment of Section 1.4.”

            7.         Post-Closing Matters.

                        (a)        Section 9.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

                        “9.1      Excluded Assets and Excluded Liabilities.

                                    (a)        Subject to Section 11.2 hereof, any asset (including Accounts Receivable) or any liability, all other remittances and all mail and other communications that is an Excluded Asset or an Excluded Liability (i) pursuant to the terms of this Agreement, (ii) as otherwise determined by the parties' mutual written agreement or (iii) absent such agreement, as determined by adjudication by a court or similar tribunal, and which comes into the possession, custody or control of Purchaser (or its respective successors-in-interest, assigns or affiliates) shall within ten (10) business days following receipt be transferred, assigned or conveyed by Purchaser (and its respective successors-in-interest, assigns and affiliates) to Seller at Seller’s cost.  Until such transfer, assignment and conveyance, Purchaser (and its respective successors-in-interest, assigns and affiliates) shall not have any right, title or interest in or obligation or responsibility with respect to such asset or liability except that Purchaser shall hold such asset in trust for the benefit of Seller.  Purchaser (and its respective successors-in-interest, assigns and affiliates) shall have neither the right to offset amounts payable to Seller under this Section 9.1(a) against, nor the right to contest its obligation to transfer, assign and convey to Seller because of, outstanding claims, liabilities or obligations asserted by Purchaser against Seller including but not limited to pursuant to the post-Closing Cash Purchase Price adjustment of Section 1.4 and the indemnification provisions of Section 10.2.

                                    (b)        Subject to Section 11.2 hereof, any asset (including accounts receivable generated by Purchaser with respect to services provided by Purchaser on or after the Effective Time) or any liability, all other remittances and all mail and other communications that is an Asset or an Assumed Obligation (i) pursuant to the terms of this Agreement, (ii) as otherwise determined by the parties' mutual written agreement or (iii) absent such agreement, as determined by adjudication by a court or similar tribunal, and which comes into the possession, custody or control of Seller (or its respective successors-in-interest, assigns or affiliates) shall within ten (10) business days following receipt be transferred, assigned or conveyed by Seller (and its respective successors-in-interest, assigns and affiliates) to Purchaser at Purchaser’s cost.  Until such transfer, assignment and conveyance, Seller (and its respective successors-in-interest, assigns and affiliates) shall not have any right, title or interest in or obligation or responsibility with respect to such asset or liability except that Seller shall hold such asset in trust for the benefit of Purchaser.  Seller (and its respective successors-in-interest, assigns and affiliates) shall have neither the right to offset amounts payable to Purchaser under this Section 9.1(b) against, nor the right to contest its obligation to transfer, assign and convey to Purchaser because of, outstanding claims, liabilities or obligations asserted by Seller against Purchaser including but not limited to pursuant to the post-Closing Cash Purchase Price adjustment of Section 1.4 and the indemnification provisions of Section 10.3.

                                    (c)        With respect to payment received by Purchaser or Seller on account of Transition Services or Non-Acute Transition Services, respectively, Sections 9.1(a) and 9.1(b) above shall be subject to the provisions of Sections 11.3 and 11.4, respectively.  The terms of this Article 9 shall not be subject to the time limitations contained in Section 10.1 of this Agreement.”

                        (b)        The following Sections 9.9 through 9.13 are hereby added to the Agreement as follows:

                        “9.9      Medicare Bad Debts.  With respect to any service provided at the Hospitals as to which Purchaser takes assignment of Seller’s provider number, Seller shall be entitled to receive Medicare bad debt reimbursement associated with services furnished prior to the Effective Time.

                        9.10     Fluoroscopy Equipment.  Prior to the Closing Date, Tenet MW ordered new fluoroscopy equipment for the Leonard Morse Hospital campus of MetroWest Medical Center, as more particularly described on Schedule 9.10.  To the extent Purchaser incurs any of the costs of the purchase and installation of such equipment, Seller shall reimburse Purchaser within twenty (20) days after receiving written notice thereof from

Purchaser, which written notice shall include reasonable supporting documentation.  In no event shall Seller’s obligations set forth in this Section 9.10 exceed Seven Hundred Eighty Five Thousand Five Hundred Twenty One Dollars ($785,521).

                        9.11     Americans with Disabilities Settlement.  As soon as practicable after the Closing Date, Seller shall give notice to the court and the plaintiffs described in the Notice and Stipulation re: Second Amended Exhibit A to Consent Decree; Order, a copy of which is contained in Schedule 9.11, so that the Hospitals shall no longer be subject to the terms of Seller’s and/or Seller’s affiliates’ nationwide settlement agreement regarding the Americans with Disabilities Act.

                        9.12     Medical Staff Funds.  As of December 23, 2004, SVH holds, on behalf of the Medical Staff of Saint Vincent Hospital, funds totaling $35,954.00.  At the Closing the amount payable to Seller pursuant to Section 1.7.1 shall be reduced by $35,954.00.  After the Closing Date, Purchaser shall continue to hold such funds on behalf of, and for the benefit of, the Medical Staff of Saint Vincent Hospital.

                        9.13     Mary Ann Morse Healthcare Corp.  Prior to the Closing Date, Tenet MW and Mary Ann Morse Healthcare Corp. (“MAMHC”) have been negotiating, as a result of MAMHC’s invocation of the provisions contained in Section 4.4 of the Ground Lease dated April 30, 1996, the conveyance to MAMHC of that certain real property described on Schedule 9.13 hereto (the “MAMHC Real Property”).  Except as set forth below in this Section 9.13, the MAMHC Real Property shall be among the Excluded Assets.  To the extent Tenet MW and MAMHC are unable to complete such conveyance on or prior to the Closing Date, such Ground Lease shall be among the Excluded Assets and Tenet MW shall thereafter use its reasonable commercial efforts to complete such conveyance as soon as practicable after the Closing Date.  If, however, as of July 1, 2005, Tenet MW and MAMHC have not yet completed such conveyance, Tenet MW shall, without any additional cost to Purchaser (other than Purchaser’s obligations to bear one-half of the costs described in Sections 12.12(a) and 12.12(d) of the Agreement) promptly thereafter convey the MAMHC Real Property to Purchaser and Purchaser shall assume all of Tenet MW’s obligations under such Ground Lease.  Purchaser’s rights and interest thereafter to the MAMHC Real Property shall be subject to the terms of such Ground Lease, including, without limitation, the provisions contained in Section 4.4 thereof.”

            8.         Transition Patients.

                        (a)        The following sentence is hereby added to the beginning of Section 11.3 of the Agreement immediately after the heading “Transition Patients”:

                        “Notwithstanding any provision to the contrary contained in this Section 11.3, the terms of this Section 11.3 shall only apply with respect to Seller’s provider agreements and provider numbers which have been rejected by Purchaser (which provider agreements and provider numbers are described in Section 1.10(z)).”

                        (b)        The following Section 11.4 is hereby added to the Agreement as follows:

                        “11.4    Non-Acute Transition Services.  To compensate Seller for services rendered and medicine, drugs, and supplies provided before the Effective Time with respect to any portion of the Hospitals as to which Purchaser takes assignment of Seller’s provider numbers and/or provider agreements (the "Non-Acute Transition Services") with respect to patients whose medical care is paid for, in whole or in part, by Medicare, Medicaid, TRICARE, Blue Cross or any other third party payor who pays on a DRG, case rate or other similar arrangement, and who are admitted to any of the Hospitals prior to the Effective Time but who are not discharged until on or after the Effective Time ("Governmental Program Non-Acute Transition Patients"), the parties shall take the following action:

                                    (a)        As soon as practicable after the Closing Date, Seller shall deliver to Purchaser a statement itemizing the Non-Acute Transition Services provided by Seller with respect to the operation of the Hospitals prior to the Effective Time to Governmental Program Non-Acute Transition Patients.  For the Non-Acute Transition Services, Purchaser shall pay to Seller an amount equal to (i) the per diem, the case rate payment or other payments received by Purchaser on behalf of a Governmental Program Non-Acute Transition Patient, multiplied by a fraction (the "Fraction"), the numerator of which shall be the total charges for the Non-Acute Transition Services provided to such Governmental Program Non-Acute Transition Patient by Seller and the denominator of which shall be the sum of the total charges for the Non-Acute Transition Services provided to such Governmental Program Non-Acute Transition Patient by Seller plus the total charges for the Non-Acute Transition Services provided to such Governmental Program Non-Acute Transition Patient by Purchaser on and after the Effective Time minus (ii) copayments made by the Governmental Program Non-Acute Transition Patient to Seller.  The parties shall reconcile the payments within ninety (90) calendar days after both the tentative and final Medicare cost report settlement and any other payor settlement affecting the Governmental Program Non-Acute Transition Patients (the "Reconciliation").

                                    (b)        Subject to Section 11.4(d), payments made pursuant to Section 11.4(a) shall be made to Seller monthly, on the twenty-fifth (25th) day of each month, for payments received by Purchaser during the previous month, accompanied by copies of remittances and other supporting documentation as is reasonably requested by Seller.  Any other payments required to be made by Seller to Purchaser, or by Purchaser to Seller, as the case may be, as a result of (i) the Reconciliation, (ii) a notice of program reimbursement with respect to the operations of any Hospital or (iii) other notice from a governmental agency or third party payor with respect to Transition Services shall be made within thirty (30) calendar days after the Reconciliation or the receipt of any such notice, as applicable.  In the event that Purchaser and Seller are unable to agree on the amount to be paid to Seller or Purchaser, as the case may be, under this Section 11.4, then such amount shall be determined by the Independent Auditor at their joint expense.

                                    (c)        The parties acknowledge that all charges for outpatient and other cost-based services shall be made (i) by Seller for all periods prior to the Effective Time and (ii) by Purchaser for all periods on and after the Effective Time.

                                    (d)        Notwithstanding the first sentence of Section 11.4(b), Purchaser shall make a distribution to Seller within ten (10) business days if at any time during the applicable calendar month the funds to be distributed to Seller pursuant to Section 11.4(a) exceed One Hundred Fifty Thousand Dollars ($150,000).  The amount of such distribution shall be all amounts payable to Seller pursuant to Section 11.4(a) which have not been previously distributed to Seller.  All such distributions shall be made by wire transfer of immediately available funds to Seller to the account(s) specified by Seller to Purchaser in writing from time to time.

                                    (e)        Purchaser (and its respective successors-in-interest, assigns and affiliates) shall have neither the right to offset amounts payable to Seller under this Section 11.4 against, nor the right to contest its obligation to transfer, assign and convey to Seller because of, outstanding claims, liabilities or obligations asserted by Purchaser against Seller including but not limited to pursuant to the post-closing Cash Purchase Price adjustment of Section 1.4 and the indemnification provisions of Section 10.2.

                                    (f)         If the Hospitals’ fiscal intermediary requires or requests that Seller and Purchaser use a billing method for services rendered to Governmental Program Non-Acute Transition Patients that differs from the method described in this Section 11.4, Seller and Purchaser shall comply with the fiscal intermediary’s requirement or request and shall equitably adjust the aggregate reimbursement received by Seller and Purchaser for such services to ensure that each party receives the same proportion of the aggregate reimbursement as such party would have received had the parties followed the method described above in this Section 11.4.”

            9.         Indemnification Limitations.

                        (a)        The following Section 10.2.2(a)(x) is hereby added to Section 10.2.2(a) of the Agreement:

                        “(x)      be made to the extent such claim relates to the physical condition of the roof of any building located in Framingham, Massachusetts or Natick, Massachusetts which is a part of the Assets, including, without limitation, any damage caused to any such building, the Assets or the Hospitals as a result of any such roof failing to be watertight.”

                        (b)        The word “and” is hereby deleted at the end of Section 10.2.2(a)(viii) of the Agreement and the phrase “; and” is hereby inserted at the end of Section 10.2.2(a)(ix) of the Agreement.

            10.       Allocation of Purchase Price.  The fourth through eighth sentences of Section 11.1(b) of the Agreement are hereby deleted in their entirety.

            11.       Effect on Agreement; General Provisions.  Except as set forth in this Amendment, the terms and provisions of the Agreement are hereby ratified and declared to be in full force and effect.  This Amendment shall become effective upon its execution, which may occur in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Captions and paragraph headings are used herein for convenience only, are not a part of this Amendment or the Agreement as amended by this Amendment and shall not be used in construing either document.  Other than the reference to the Agreement contained in the first recital of this Amendment, each reference to the Agreement and any agreement contemplated thereby or executed in connection therewith, whether or not accompanied by reference to this Amendment, shall be deemed a reference to the Agreement as amended by this Amendment.

[REMAINDER OF PAGE IS BLANK]

            IN WITNESS WHEREOF, the parties have caused this Amendment to be executed in multiple originals by their authorized officers or authorized signatories, all as of the day and year first above written.

                                                                        PURCHASER:

                                                                        VHS Acquisition Subsidiary Number 7, Inc.,
                                                                        a Delaware corporation

                                                                        By:  /s/ Keith B. Pitts
                                                                        Name:  Keith B. Pitts
                                                                        Its:  Executive Vice President

                                                                        VHS Acquisition Subsidiary Number 9, Inc.,
                                                                        a Delaware corporation

                                                                        By:  /s/ Keith B. Pitts
                                                                        Name:  Keith B. Pitts
                                                                        Its:  Executive Vice President

                                                                        SELLER:

                                                                        Tenet MetroWest Healthcare System, Limited
                                                                        Partnership, a Massachusetts limited
                                                                        partnership

                                                                        By:  Tenet HealthSystem MW, Inc., its
                                                                        general partner

                                                                        By:  /s/ Robert Smith
                                                                        Name:  Robert Smith
                                                                        Its:  Authorized Signatory

                                                                        Saint Vincent Hospital, L.L.C., a
                                                                        Massachusetts limited liability company

                                                                        By:  Saint Vincent Hospital, Inc., its
                                                                        managing member

                                                                        By:  /s/ Robert Smith
                                                                        Name:  Robert Smith
                                                                        Its:  Authorized Signatory

[SIGNATURES CONTINUED ON NEXT PAGE]

                                                                        OHM Services, Inc., a Massachusetts
                                                                        nonprofit corporation

                                                                        By:  /s/ Robert Smith
                                                                        Name:  Robert Smith
                                                                        Its:  Authorized Signatory

Vanguard Health Systems, Inc.,
a Delaware corporation, but only for purposes of
Section 2 of this Amendment

By:  /s/ Keith B. Pitts
 Name:  Keith B. Pitts
 Title:  Vice Chairman